EXHIBIT 10.21

             SUPPLEMENT TO SETTLEMENT AGREEMENT AND GENERAL RELEASE
             ------------------------------------------------------


         Pursuant to an employment agreement between Tandem Computers Incorporated ("Tandem") and James G. Treybig ("Treybig") dated as of May 19, 1995 (the "Employment Agreement"), as amended as of January 10, 1996 (the "Amendment"), Treybig retired from employment with Tandem on January 10, 1996. As of January 18, 1996 Tandem and Treybig entered into a settlement agreement and general release to satisfy Treybig's obligations under Section 5 of the Amendment. Tandem and Treybig desire to enter into an agreement to resolve the amount payable to Treybig pursuant to clause (ii) of Section 2 of the Amendment.

         Accordingly, for and in consideration of the commitments set forth herein, Treybig and Tandem agree that Tandem shall, within five (5) working days of the receipt of this Release executed by Treybig, pay to Treybig the sum of One Hundred Thousand Dollars ($100,000.00), less applicable taxes, and that such payment shall constitute full and final satisfaction of Tandem's obligation under clause (ii) of Section 2 of the Amendment.



Dated:  December 23, 1996                /s/ JAMES G. TREYBIG
                                         --------------------------------------
                                         James G. Treybig




                                         TANDEM COMPUTERS INCORPORATED



Dated:  December 23, 1996                By /s/ THOMAS J. PERKINS
                                            -----------------------------------
                                                Thomas J. Perkins
                                              Chairman of the Board